EXHIBIT 2.1
                                                                EXECUTION COPY












=====================================================================










                   AGREEMENT AND PLAN OF MERGER


                     Dated as of May 21, 1997


                              Among


                        JOHNSON & JOHNSON


                      PALISADES MERGER CORP.


                               And


                      BIOPSYS MEDICAL, INC.








=====================================================================

                        TABLE OF CONTENTS



                                                                 Page

                            ARTICLE I

                            The Merger

SECTION 1.01.  The Merger....................................       2
SECTION 1.02.  Closing.......................................       2
SECTION 1.03.  Effective Time................................       2
SECTION 1.04.  Effect of the Merger..........................       2
SECTION 1.05.  Certificate of Incorporation and
                 By-Laws.....................................       2
SECTION 1.06.  Directors.....................................       3
SECTION 1.07.  Officers......................................       3


                            ARTICLE II

         Effect of the Merger on the Capital Stock of the Constituent Corporations; Exchange of Certificates

SECTION 2.01.  Effect on Capital Stock.......................       3
SECTION 2.02.  Exchange of Certificates......................       4


                           ARTICLE III

                  Representations and Warranties

SECTION 3.01.  Representations and Warranties of
                 the Company.................................       8
SECTION 3.02.  Representations and Warranties of
                 Parent and Sub..............................      22


                            ARTICLE IV

            Covenants Relating to Conduct of Business

SECTION 4.01.  Conduct of Business...........................      26
SECTION 4.02.  No Solicitation...............................      30

                                                                 Page

                            ARTICLE V

                      Additional Agreements

SECTION 5.01.  Preparation of the Form S-4 and the
                 Proxy Statement; Stockholders
                 Meeting.....................................      32
SECTION 5.02.  Letters of the Company's Accountants..........      33
SECTION 5.03.  Letters of Parent's Accountants...............      34
SECTION 5.04.  Access to Information;
                 Confidentiality.............................      34
SECTION 5.05.  Reasonable Efforts; Notification..............      34
SECTION 5.06.  Stock Options.................................      36
SECTION 5.07.  Indemnification and Insurance.................      36
SECTION 5.08.  Fees and Expenses.............................      38
SECTION 5.09.  Public Announcements..........................      40
SECTION 5.10.  Affiliates....................................      40
SECTION 5.11.  Stock Exchange Listing........................      41
SECTION 5.12.  Pooling of Interests..........................      41
SECTION 5.13.  Stockholder Agreement Legend..................      41
SECTION 5.14.  Tax Treatment.................................      41


                            ARTICLE VI

                       Conditions Precedent

SECTION 6.01.  Conditions to Each Party's
                 Obligation To Effect the Merger.............      42
SECTION 6.02.  Conditions to Obligations of Parent
                 and Sub.....................................      42
SECTION 6.03   Conditions to Obligation of the
                 Company.....................................      44
SECTION 6.04.  Frustration of Closing Conditions.............      45


                           ARTICLE VII

                Termination, Amendment and Waiver

SECTION 7.01.  Termination....................................     45
SECTION 7.02.  Effect of Termination..........................     47
SECTION 7.03.  Amendment......................................     47
SECTION 7.04.  Extension; Waiver..............................     47

                                                                 Page

                           ARTICLE VIII

                        General Provisions

SECTION 8.01.  Nonsurvival of Representations and
                 Warranties...................................     48
SECTION 8.02.  Notices........................................     48
SECTION 8.03.  Definitions....................................     49
SECTION 8.04.  Interpretation.................................     50
SECTION 8.05.  Counterparts...................................     50
SECTION 8.06.  Entire Agreement; No Third-Party
                 Beneficiaries................................     50
SECTION 8.07.  Governing Law..................................     50
SECTION 8.08.  Assignment.....................................     50
SECTION 8.09.  Enforcement....................................     51
SECTION 8.10.  Severability...................................     51


Exhibit A      Form of Company Affiliate Letter

                    AGREEMENT AND PLAN OF MERGER dated as of May
               21, 1997, among JOHNSON & JOHNSON, a New Jersey corporation ("Parent"), PALISADES MERGER CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and BIOPSYS MEDICAL, INC., a Delaware corporation (the "Company").


          WHEREAS the respective Boards of Directors of Parent, Sub and the Company, and Parent, acting as the sole stockholder of Sub, have approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.001 per share, of the Company, together with the associated right (a "Right") to purchase, pursuant to the Company's November 8, 1996 Preferred Shares Rights Agreement (the "Rights Agreement"), one one-thousandth of a share of the Company's Series A Participating Preferred Stock, par value $.001 per share (such common stock, together with the Rights, "Company Common Stock"), other than Company Common Stock owned by Parent, Sub or the Company, will be converted into the right to receive common stock, par value $1.00 per share, of Parent ("Parent Common Stock");

          WHEREAS, substantially concurrently herewith and as a condition and inducement to Parent's willingness to enter into this Agreement, Parent and certain affiliate stockholders of the Company have entered into a Stockholder Agreement (the
"Stockholder Agreement");

          WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agree ments in connection with the Merger and also to prescribe various conditions to the Merger;

          WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

          WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests transaction; and

          WHEREAS, immediately following the execution and delivery of this Agreement, Parent and the Company will enter into a stock option agreement (the "Option Agreement") pursuant to which the Company will grant Parent the option to purchase shares of Company Common Stock, upon the terms and subject to the conditions set forth therein.

          NOW, THEREFORE, in consideration of the represen tations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:


                            ARTICLE I

                            The Merger

          SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.03). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL. At the election of Parent, any direct or indirect wholly owned subsidiary (as defined in Section 8.03) of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties hereto agree to execute an appropriate amendment to this Agreement in order to reflect such substitution.

          SECTION 1.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI (the "Closing Date"), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, N.Y. 10019, unless another date or place is agreed to in writing by the parties hereto.

          SECTION 1.03. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as Parent and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

          SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

          SECTION 1.05. Certificate of Incorporation and By-Laws.
(a) The Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving
Corporation until thereafter changed or amended as provided therein or by applicable law (subject in all cases to Section 5.07), except that the name of the Surviving
Corporation in such Certificate of Incorporation will be changed to be "Biopsys Medical, Inc.".

          (b) The By-Laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law (subject in all cases to Section 5.07).

          SECTION 1.06. Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          SECTION 1.07. Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                            ARTICLE II

         Effect of the Merger on the Capital Stock of the Constituent Corporations; Exchange of Certificates

          SECTION 2.01. Effect on Capital Stock. As of the
Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

          (a) Capital Stock of Sub. Each issued and out standing share of capital stock of Sub shall be con verted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

          (b) Cancelation of Treasury Stock and Parent- Owned Stock. Each share of Company Common Stock that is owned by the Company and each share of Company Common Stock that is owned by Parent or Sub shall automatically be canceled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

          (c) Conversion of Company Common Stock. Subject to
     Section 2.02(e), each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive that number (the "Exchange Ratio") of fully paid and nonassessable shares of Parent Common Stock equal to the amount obtained by dividing the Per Share Price (as hereinafter defined) by the Average Price (as hereinafter defined). The "Per Share Price" shall mean $27.55. The "Average Price" shall mean the average per share closing price of Parent Common Stock during the 20 full trading days preceding the date of the last full trading day prior to the Stockholders Meeting (as defined in Section 5.01) or any adjournment or postponement at which the Stockholder Approval (as defined in Section 3.01(q)) is obtained, as such prices are reported on the New York Stock Exchange ("NYSE") Composite Transactions Tape (as reported by The Wall Street Journal, or, if not reported thereby, any other authoritative source). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive shares of Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or if Parent pays or declares an extraordinary dividend with a record date prior to the Effective Date, the Exchange Ratio shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange or extraordinary dividend.

          SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, Parent shall deposit with First Chicago Trust Company of New York or such other bank or trust company of similar size as may be designated by Parent (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time and any cash payments in lieu of any fractional shares of Parent Common Stock, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section
2.01 in exchange for outstanding shares of Company Common Stock.

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time but in any event within 10 business days thereafter, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.01(c), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancelation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article II after taking into account all the shares of Company Common Stock then held by such holder under all such Certificates so surrendered, cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if, upon presentation to the Exchange Agent, such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock as contemplated by Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c). No interest will be paid or will accrue on any cash payable pursuant to Sections 2.02(c) or 2.02(e).

          (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e) until the holder of record of such Certificate shall surrender such Certificate. Following surrender of any such Certificate, there shall be paid to the record holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

          (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(c) or 2.02(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

          (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

          (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount, less the amount of any withholding taxes which may be required thereon, equal to such fractional part of a share of Parent Common Stock multiplied by the per share closing price of Parent Common Stock on the date of the Stockholders Meeting, as such price is reported on the NYSE Composite Transactions Tape (as reported by The Wall Street Journal, or, if not reported thereby, any other authoritative source).

          (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for, and Parent shall remain liable for, payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

          (g) No Liability. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or divi dends or distributions with respect thereto) or cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

          (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.


                           ARTICLE III

                  Representations and Warranties

          SECTION 3.01. Representations and Warranties of the Company. Except as set forth on the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as follows:

          (a) Organization, Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate would not have a material adverse effect (as defined in Section 8.03) on the Company. The Company has delivered to Parent complete and correct copies of its Restated Certificate of Incorporation and By-Laws, in each case as amended to the date hereof.

          (b) Subsidiaries. The Company has no subsidiaries.

          (c) Capital Structure. The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock"). At the close of business on May 20, 1997, (i) 9,902,067 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury, (iii) 2,150,000 shares of Company Common Stock were reserved for issuance pursuant to outstanding Stock Option Plans (as defined in Section 5.06(a)), (iv) 150,000 shares of Company Common Stock were reserved for issuance pursuant to the Company's 1996 Employee Stock Purchase Plan (the "ESPP") and (v) 50,000 shares of the Company's Series A Participating Preferred Stock were reserved for issuance in connection with the Rights Agreement. Except as set forth above, at the close of business on May 20, 1997, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Stock Option Plans and the ESPP will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party, or by which it is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are not any outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company.

          (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock, to consummate the transactions contemplated by this Agreement. The Company has all requisite corporate power and authority to enter into the Option Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the Option Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement and the Option Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement, to approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock. This Agreement and the Option Agreement have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement and the Option Agreement do not, and the consummation of the transactions contemplated by this Agreement and the Option Agreement and compliance with the provisions of this Agreement and the Option Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever (collectively, "Liens") in or upon any of the properties or assets of the Company under any provision of (i) the Restated Certificate of Incorporation or By-Laws of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or its properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree applicable to the Company or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on the Company, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or the Option Agreement, or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement or the Option Agreement; (provided that in the case of clauses (y) and (z) as they relate to clause (iii)(B), such representation shall be made only as of the date hereof). No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the Option Agreement by the Company or the consummation by the Company of the Merger or the transactions contemplated by the Option Agreement, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (2) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the approval by the Company's stockholders of this Agreement (as amended or supplemented from time to time, the "Proxy Statement") and such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Option Agreement and the transactions contemplated by this Agreement and the Option Agreement, (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (4) such filings with and approvals of the NASDAQ National Market System (the "NMS") to permit the shares of Company Common Stock that are to be issued pursuant to the Option Agreement to be traded on the NMS and (5) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on the Company or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement or the Option Agreement.

          (e) SEC Documents. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since April 1, 1996 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later-filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circum stances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnotes). Except as set forth in the Filed SEC Documents (as defined in Section 3.01(g)), the Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required under GAAP to be disclosed on a balance sheet of the Company and which, individually or in the aggregate, would have a material adverse effect on the Company.

          (f) Information Supplied. None of the informa tion supplied or to be supplied by the Company specifi cally for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "Form S-4") will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and
     (ii) the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date it is first mailed to the Company's stockholders and at the time of the meeting of the Company's stockholders held to vote on approval and adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement.

          (g) Absence of Certain Changes or Events. Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed SEC Documents"), since the date of the most recent audited financial statements included in the Filed SEC Documents and, in the case of clauses (ii), (iii), (iv), (vi) and
     (vii) only, until the date hereof, the Company has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) any material adverse change (as defined in Section 8.03) in the Company,
     (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock (other than the Rights issued or to be issued pursuant to the Rights Agreement), (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (x) any granting by the Company to any officer of the Company of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents, (y) any granting by the Company to any officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents or (z) any entry by the Company into any employment, severance or termination agreement with any officer, (v) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate would have a material adverse effect on the Company, (vi) any change in accounting methods, principles or practices having a material adverse effect on the Company, except insofar as may have been required by a change in GAAP or (vii) any tax election that individually or in the aggregate would have a material adverse effect on the Company or any of its tax attributes or any settlement or compromise of any material income tax liability.

          (h) Litigation. There is no suit, action or proceeding pending or, to the knowledge of the Company after consultation with the Company's outside counsel, threatened against or affecting the Company that individually or in the aggregate would have a material adverse effect on the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of the Company after consultation with the Company's outside counsel, investigation by any Governmental Entity involving, the Company that individually or in the aggregate would have a material adverse effect on the Company.

          (i) Contracts. Except as disclosed in the Filed SEC Documents, as of the date hereof, there are no contracts or agreements that are of a nature required to be filed as an exhibit under the Exchange Act and the rules and regulations promulgated thereunder. The Company is not in violation of nor in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that individually or in the aggregate would not have a material adverse effect on the Company. The Company has not entered into any contract, agreement arrangement or understanding with any affiliate of the Company that is currently in effect other than agreements that are (i) disclosed in the Filed SEC Documents or (ii) not of a nature required to be disclosed in the SEC Documents.

          (j) Compliance with Laws. (i) The Company is in compliance with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any Governmental Entity (collectively, "Legal Provisions") applicable to its business or operations, except for instances of possible noncompliance that, individually or in the aggregate, would not have a material adverse effect on the Company or prevent or materially delay the consummation of the Merger or the transactions contemplated by the Option Agreement. The Company has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights, including all authorizations under Environmental Laws (as hereinafter defined) ("Permits"), necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under, or violation of, any such Permit, except for the lack of Permits and for defaults under, or violations of, Permits which lack, default or violation individually or in the aggregate would not have a material adverse effect on the Company. Except as disclosed in the Filed SEC Documents, the Company has not received any notice or other communication from the Food and Drug Administration or any other Governmental Entity (i) contesting the premarket clearance or approval of, the uses of or the labeling and promotion of any of the Company's products or (ii) otherwise alleging any violation of any Legal Provision by the Company.

          (ii) The term "Environmental Laws" means any Federal, state or local statute, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, decree or injunction relating to: (A) Releases (as defined in 42 U.S.C. ss. 9601(22)) or threatened Releases of Hazardous Material (as hereinafter defined) into the environment, (B) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material or (C) the health or safety of employees in the workplace environment. The term "Hazardous Material" means
     (1) hazardous substances (as defined in 42 U.S.C. ss.9601(14)), (2) petroleum, including crude oil and any fractions thereof, (3) natural gas, synthetic gas and any mixtures thereof, (4) asbestos and/or asbestos containing material, (5) PCBs or materials containing PCBs and (6) any material regulated as a medical waste or infectious waste.

         (iii) During the period of ownership or operation by the Company of any of its current or previously owned or leased properties, there have been no Releases of Hazardous Material in, on, under or affecting such properties or any surrounding site, and the Company has not disposed of any Hazardous Material in a manner that has led, or could reasonably be anticipated to lead to a Release, except in each case for those which individually or in the aggregate would not have a material adverse effect on the Company, and except as disclosed in the Filed SEC Documents. Prior to the period of ownership or operation by the Company of any of its current or previously owned or leased properties, to the knowledge of the Company after consultation with the Company's outside counsel, no Hazardous Material was generated, treated, stored, disposed of, used, handled or manufactured at, or transported shipped or disposed of from, such current or previously owned or leased properties, and there were no Releases of Hazardous Material in, on, under or affecting any such property or any surrounding site, except in each case for the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material and Releases which individually or in the aggregate would not have a material adverse effect on the Company, and except as disclosed in the Filed SEC Documents. The Company has not received any written notice of, or entered into any order, settlement or decree relating to: (A) any violation of any Environmental Laws or the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any alleged violation of Environmental Laws, (B) the response to or remediation of Hazardous Material at or arising from any of the Company's properties or any other properties or (C) payment for, response to or remediation of Hazardous Material at or arising from any of the Company's properties or any other properties, except in each case for any such notices, orders, settlements or decrees which individually or in the aggregate would not have a material adverse effect on the Company.

          (k) Absence of Changes in Benefit Plans; Labor Relations. Except as disclosed in the Filed SEC Documents, since the date of the most recent audited financial statements included in the Filed SEC Documents and until the date hereof, there has not been any adoption or amendment in any material respect by the Company of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other material plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company (collectively, "Benefit Plans"). Except as disclosed in the Filed SEC Documents, as of the date hereof, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company, any current or former employee, officer or director of the Company. There are no collective bargaining or other labor union agreements to which the Company is a party or by which it is bound. Since July 1, 1995, the Company has not encountered any labor union organizing activity, nor had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

          (l) ERISA Compliance. (i) Schedule 3.01(l)(i) to the Company Disclosure Schedule contains a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Benefit Plans maintained, or contributed to, by the Company or any person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (the Company and each such other person or entity, a "Commonly Controlled Entity") for the benefit of any current or former employees, officers or directors of the Company. The Company has made available to Parent true, complete and correct copies of (1) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (2) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (3) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (4) each trust agreement and group annuity contract relating to any Benefit Plan. Each Benefit Plan has been administered in all material respects in accordance with its terms. The Company and all the Benefit Plans are all in compliance in all material respects with applicable provisions of ERISA and the Code.

          (ii) All Pension Plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has any event occurred since the date of its most recent determination letter or application therefor that would adversely affect its qualification or materially increase its costs.

          (iii) Neither the Company nor any Commonly Controlled
     Entity has maintained, contributed or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA.

          (iv) With respect to any Benefit Plan that is an employee welfare benefit plan, there are no understandings, agreements or undertakings, written or oral, that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without material liability to the Company on or at any time after the Effective Time.

          (v) Schedule 3.01(l)(v) to the Company Disclosure Schedule lists all outstanding Stock Options (as defined in Section 5.06(a)) as of May 16, 1997, showing for each such option: (1) the number of shares issuable, (2) the number of vested shares, (3) the date of expiration and (4) the exercise price.

          (vi) Except as expressly provided by this Agreement, no employee of the Company will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement.

          (vii) The deduction of any amount payable pursuant to the terms of the Benefit Plans will not be subject to disallowances under Section 162(m) of the Code.

          (m) Taxes. The Company has filed all tax returns and reports required to be filed by it and has paid all material taxes required to be paid by it, and the most recent financial statements contained in the Filed SEC Documents reflect an adequate reserve for all taxes payable by the Company for all taxable periods and portions thereof through the date of such financial statements. No deficiencies for any taxes have been proposed, asserted or assessed against the Company, and no requests for waivers of the time to assess any such taxes are pending. None of the Federal income tax returns of the Company have been examined by the United States Internal Revenue Service for the fiscal years through June 30, 1996. The Company has not taken any action nor does it have any knowledge (after consultation with the Company's outside counsel) of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever.

          (n) No Excess Parachute Payments. No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation
     Section 1.28OG-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 28OG(b)(1) of the Code). No such person is entitled to receive any additional payment from the Company, the Surviving Corporation or any other person (a "Parachute Gross-Up Payment") in the event that the excise tax of
     Section 4999(a) of the Code is imposed on such person. The Board of Directors of the Company has not granted to any officer, director or employee of the Company any right to receive any Parachute Gross-Up Payment.

          (o) Title to Properties. (i) The Company has good and valid title to, or valid leasehold interests in, all its material properties and assets except for such as are no longer used in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate would not have a material adverse effect on the Company. All such material assets and properties, other than assets and properties in which the Company has a leasehold interest, are free and clear of all Liens and except for Liens that individually or in the aggregate would not have a material adverse effect on the Company.

          (ii) The Company has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such noncompliance or failure to be in full force and effect as would not individually or in the aggregate have a material adverse effect on the Company. The Company enjoys peaceful and undisturbed possession under all such material leases, except for failures to do so that would not individually or in the aggregate have a material adverse effect on the Company.

          (p) Intellectual Property. The Company owns, or is validly licensed or otherwise has the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively, "Intellectual Property Rights") which are material to the conduct of the business of the Company taken as a whole. No claims are pending or, to the knowledge of the Company after consultation with the Company's outside counsel, threatened that the Company is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. To the knowledge of the Company after consultation with the Company's outside counsel, no person is infringing the rights of the Company with respect to any Intellectual Property Right. The Company has not licensed, or otherwise granted, to any third party, any rights in or to any Intellectual Property Rights.

          (q) Voting Requirements. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock at the Stockholders Meeting or any adjournment or postponement thereof to approve this Agreement (the "Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

          (r) State Takeover Statutes. The Board of Directors of the Company has approved the Merger, this Agreement, the Option Agreement and the Stockholder Agreement, and such approval is sufficient to render inapplicable to the Merger, this Agreement, the Option Agreement, the Stockholder Agreement and the transactions contemplated by this Agreement, the Option Agreement and the Stockholder Agreement, the provisions of Section 203 of the DGCL to the extent, if any, such Section is applicable to the Merger, this Agreement, the Option Agreement, the Stockholder Agreement and the transactions contemplated by this Agreement, the Option Agreement and the Stockholder Agreement. To the Company's knowledge after consultation with the Company's outside counsel, no other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger, this Agreement, the Option Agreement, the Stockholder Agreement or the transactions contemplated by this Agreement, the Option Agreement or the Stockholder Agreement.

          (s) Rights Agreement. The Rights Agreement has been amended to (i) render the Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement, the Option Agreement and the Stockholder Agreement, (ii) ensure that (y) none of Parent, its subsidiaries or its permitted assignees or transferees under the Stockholder Agreement is an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement solely by virtue of the execution of this Agreement, the Option Agreement and the Stockholder Agreement or the consummation of the Merger or the other transactions contemplated by the Option Agreement or the Stockholder Agreement and (z) a Distribution Date, a Triggering Event or a Shares Acquisition Date (as such terms are defined in the Rights Agreement) does not occur solely by reason of the execution of this Agreement, the Option Agreement and the Stockholder Agreement, the consummation of the Merger, or the consummation of the other transactions, contemplated by the Option Agreement or the Stockholder Agreement and (iii) provide that the Final Expiration Date (as defined in the Rights Agreement) shall occur immediately prior to the Effective Time, and such amendment may not be further amended by the Company without the prior consent of Parent in its sole discretion.

          (t) Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Robertson Stephens & Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement and the Option Agreement based upon arrangements made by or on behalf of the Company. Such fees or expenses payable by the Company to Robertson Stephens & Company in connection with this Agreement and the Option Agreement and the transactions contemplated by this Agreement and the Option Agreement will not exceed such fees and expenses set forth in Schedule 3.01(t) to the Company Disclosure Schedule.

          (u) Opinion of Financial Advisor. The Company has received the opinion of Robertson Stephens & Company, dated the date hereof, to the effect that, as of such date, the consideration to be received in the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, a signed copy of which opinion has been promptly delivered to Parent.

          (v) Accounting Matters. The Company has not taken nor agreed to take any action that, to the Company's knowledge after consultation with the Company's independent public accountants, would prevent the business combination to be effected by the Merger to be accounted for as a pooling of interests.

          (w) Distribution Agreements. Schedule 3.01(w) to the Company Disclosure Schedule is a complete list of all contracts or agreements to which the Company is a party as of the date hereof relating to the distribution, sale, license or marketing by third parties of the Company's products. The Company has made available to Parent and its representatives true and correct copies of all contracts and agreements to which the Company is a party as of the date hereof relating to the distribution, sale, license or marketing by third parties of the Company's products.

          SECTION 3.02. Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

          (a) Organization, Standing and Corporate Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate would not have a material adverse effect on Parent. Parent has delivered to the Company complete and correct copies of its Certificate of Incorporation and By-Laws and the Certificate of Incorporation and By-Laws of Sub, in each case as amended to the date hereof.

          (b) Authority; Noncontravention. Parent and Sub have all requisite corporate power and authority to enter into this Agreement (and, in the case of Parent, the Option Agreement and the Stockholder Agreement), and to consummate the transactions contemplated by this Agreement (and, in the case of Parent, those contemplated by the Option Agreement and the

     Stockholder Agreement). The execution and delivery of this Agreement (and, in the case of Parent, the Option Agreement and the Stockholder Agreement) and the consummation of the transactions contemplated by this Agreement (and, in the case of Parent, those contemplated by the Option Agreement and the Stockholder Agreement) have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement (and, in the case of Parent, the Option Agreement and the Stockholder Agreement) has been duly executed and delivered by Parent and Sub, and constitutes a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement, the Option Agreement and the Stockholder Agreement do not, and the consummation of the transactions contemplated by this Agreement, the Option Agreement and the Stockholder Agreement and compliance with the provisions of this Agreement, the Option Agreement and the Stockholder Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, any provision of
     (i) the Certificate of Incorporation or By-Laws of Parent or Sub or any provision of the comparable charter or organizational documents of any other subsidiary of Parent,
     (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent, Sub or any other subsidiary of Parent or their respective proper ties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any
     (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree applicable to Parent, Sub or any other subsidiary of Parent or their respective properties or assets, other than, in the case of clause (ii) and clause
     (iii)(A), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on Parent, (y) impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement and the Option Agreement, as the case may be, or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement or the

     Option Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent, Sub or any other subsidiary of Parent in connection with the execution and delivery of this Agreement (and, in the case of Parent, the Option Agreement and the Stockholder Agreement) by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated by this Agreement (and, in the case of Parent, those contemplated by the Option Agreement and the Stockholder Agreement), except for (1) the filing of a premerger notification and report form under the HSR Act, (2) the filing with the SEC of the Form S-4 and such reports under the Exchange Act as may be required in connection with this Agreement, the Option Agreement or the Stockholder Agreement and the transactions contemplated by this Agreement, the Option Agreement or the Stockholder Agreement, (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (4) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the "blue sky" laws of various states, the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on Parent or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement or the Option Agreement.

          (c) Information Supplied. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in (i) the Form S-4 will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date it is first mailed to the Company's stockholders and at the time of the meeting of the Company's stockholders held to vote on approval and adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form S-4.

          (d) Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents (as defined in Section 3.02(h)) filed with the SEC by Parent and publicly available prior to the date of this Agreement ("Filed Parent SEC Documents"), since the date of the most recent audited financial statements included in the Filed Parent SEC Documents and, only in the case of clauses (ii) and (iii) below, through the date of this Agreement, Parent has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) any material adverse change in Parent, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Parent's capital stock (except for regular quarterly cash dividends) or (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock.

          (e) Brokers. No broker, investment banker financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

          (f) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

          (g) Accounting Matters. Parent has not taken nor agreed to take any action that, to Parent's knowledge after consultation with Parent's independent public accountants, would prevent the business combination to be effected by the Merger to be accounted for as a pooling of interests.

          (h) Parent SEC Documents. Parent has filed all required reports, schedules, forms, statements and other documents with the SEC since April 1, 1996 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later-filed Parent SEC Document, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the financial position of Parent as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnotes).


                            ARTICLE IV

            Covenants Relating to Conduct of Business

          SECTION 4.01. Conduct of Business. (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, the Company shall carry on its businesses in the ordinary course consistent with the manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it. Without limiting the generality of the foregoing, other than as set forth in Section 4.01 of the Company Disclosure Schedule or with respect to the amendment of the Rights Agreement (as described in Section 3.01(s)), during the period from the date of this Agreement to the Effective Time, the Company shall not without Parent's consent:

          (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property), in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than the issuance of shares of Company Common Stock upon the exercise of Stock Options outstanding on the date of this Agreement and in accordance with their present terms or as contemplated by Section 5.06) or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (y) the issuance of shares of Company Common Stock upon the exercise of Stock Options outstanding on the date of this Agreement and in accordance with their present terms or as contemplated by
     Section 5.06 or (z) the issuance of shares of Company Common Stock pursuant to the Option Agreement);

          (iii) amend its Restated Certificate of Incorporation,
     By-Laws or other comparable charter or organizational documents;

          (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint ven ture, association or other business organization or division thereof or (y) any assets which, individually, is in excess of $50,000 or, in the aggregate, are in excess of $150,000, except purchases of inventory in the ordinary course of business and except for capital expenditures (which are covered in clause (vii) below);

          (v) sell, lease, license, mortgage or otherwise encumber or otherwise dispose of any of its properties or assets, except sales of inventory or used equipment in the ordinary course of business consistent with past practice;

          (vi) (y) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice or (z) make any loans, advances or capital contributions to, or investments in, any other person, other than extensions of credit to customers and advances to employees, in each case in the ordinary course of business consistent with past practice;

          (vii) except for the items listed on Schedule 4.01(a)(vii) to the Company Disclosure Schedule, make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $50,000 or, in the aggregate, are in excess of $150,000 (or $200,000, to the extent that 90 days after the date hereof have elapsed);

          (viii) discharge, settle or satisfy any claims, whether or not pending before a Governmental Entity, that individually or in the aggregate have a material adverse effect on the Company, or waive any material benefits of, or agree to modify in any materially adverse respect any confidentiality, standstill or similar agreements to which the Company is a party;

          (ix) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which the Company is a party or waive, release or assign any material rights or claims thereunder, in any such case in a manner adverse to the Company;

          (x) enter into any contracts, agreements, binding arrangements or binding understandings relating to the distribution, sale, license or marketing by third parties of the Company's products, other than pursuant to any such agreements currently in place in accordance with their terms as of the date hereof;

          (xi) except as required to comply with applicable law,
     (A) adopt, enter into, terminate or amend any collective bargaining agreement or Benefit Plan for the benefit or welfare of any current or former employee, officer or director, (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases of cash compensation or cash bonuses in the ordinary course of business consistent with past practice), (C) pay any benefit not provided for under any Benefit Plan or any other benefit plan or arrangement of the Company, (D) increase in any manner the severance or termination pay of any officer, (E) enter any employment, consulting, severance, termination or indemnification agreement, arrangement or understanding with any current or former employee, officer or director, (F) except as permitted in clause (B), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Benefit Plans or agreements or awards made thereunder) or (G) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan;

          (xii) form any subsidiary to the Company;

          (xiii) except as required by GAAP, make any change in accounting methods, principles or practices;

          (xiv) authorize any of, or commit or agree to take any of, the foregoing actions.

          (b) Certain Tax Matters. From the date hereof until the Effective Time, (i) the Company will file all tax returns and reports ("Post-Signing Returns") required to be filed by it (after taking into account any extensions); (ii) the Company will timely pay all taxes due and payable with respect to such Post-Signing Returns that are so filed; (iii) the Company will accrue a reserve in its books and records and financial statements in accordance with past practice for all taxes payable by the Company for which no Post-Signing Return is due prior to the Effective Time; (iv) the Company will promptly notify Parent of any action, suit, proceeding, claim or audit (collectively, "Actions") pending against or with respect to the Company in respect of any tax where there is a reasonable possibility of a determination or decision which would have a material adverse effect on the Company's tax liabilities or tax attributes and will not settle or compromise any such Action without Parent's consent; and (v) the Company will not make any material tax election without Parent's consent.

          SECTION 4.02. No Solicitation. (a) The Company shall not, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, attorney or other advisor or representative retained by it to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Takeover Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that if, at any time prior to receipt of the Stockholder Approval the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that failure to do so would create a substantial risk of liability for breach of its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to a Takeover Proposal that was unsolicited or that did not otherwise result from a breach of this Section 4.02(a), and subject to compliance with Section 4.02(c), (x) furnish information with respect to the Company to any person pursuant to a customary and reasonable confidentiality agreement and (y) participate in negotiations regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of the Company or any investment banker, attorney or other advisor or representative of the Company, acting on behalf of the Company, shall be deemed to be a breach of this Section 4.02(a) by the Company. For purposes of this Agreement, "Takeover Proposal" means any proposal or offer from any person relating to any direct or indirect acquisition or purchase of a substantial amount of assets of the Company (other than products of the Company) or more than a 20% interest in the total voting securities of the Company or any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement, the Option Agreement or the Stockholder Agreement.

          (b) Except as expressly permitted by this Section 4.02, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (an "Acquisition Agreement") with respect to any Takeover Proposal. Notwithstanding the foregoing, prior to receipt of the Stockholder Approval, the Board of Directors of the Company, to the extent it determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, may withdraw or modify its approval or recommendation of this Agreement or the Merger or approve or recommend any Superior Proposal (as hereinafter defined), in each case at any time after the third business day following Parent's receipt of written notice (a "Notice of Superior Proposal") advising Parent that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of the Superior Proposal and identifying the person making such Superior Proposal (it being understood that any amendment to the price or material terms of a Superior Proposal shall require an additional Notice of Superior Proposal and an additional three business day period thereafter to the extent permitted under applicable law). In addition, during the period (the "Applicable Period") commencing after the earlier of the effectiveness of the Form S-4 and 60 days after the date hereof and ending on the receipt of the Stockholder Approval, the Board of Directors of the Company, to the extent it determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, may cause the Company to terminate this Agreement in accordance with Section 7.01(b)(iv) (and concurrently with or after such termination, if it so chooses, cause the Company to enter into an Acquisition Agreement with respect to a Superior Proposal). For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the voting power of the Company Common Stock or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of the Company, is capable of being obtained by such third party.

          (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.02, the Company promptly shall advise Parent orally and in writing of any request for nonpublic information which the Company reasonably believes could lead to a Takeover Proposal or of any Takeover Proposal, or any inquiry with respect to or which the Company reasonably believes could lead to any Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry, and the identity of the person making any such Takeover Proposal or inquiry. The Company will keep Parent informed in all material respects of the status and details (including amendments or proposed amendments) of any such Takeover Proposal or inquiry.

          (d) Nothing contained in this Section 4.02 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with independent counsel, failure to so disclose would be inconsistent with applicable laws; provided that the Company shall not, except in accordance with the provisions of Section 4.02(b), withdraw or modify, or propose to withdraw or modify, its recommendation of the Merger or approve or recommend, or propose to approve or recommend, a Takeover Proposal.


                            ARTICLE V

                      Additional Agreements

          SECTION 5.01. Preparation of the Form S-4 and the Proxy Statement; Stockholders Meeting. (a) As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and the Company shall file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action

(other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger. Each of Parent and the Company shall furnish all information concerning itself to the other as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Statement.

          (b) The Company will, as soon as practicable following the date of this Agreement, establish a record date (which will be as soon as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining the Stockholder Approval. The Company will, through its Board of Directors, recommend to its stockholders approval and adoption of this Agreement, except to the extent that the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger as permitted by Section 4.02(b). Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal.

          SECTION 5.02. Letters of the Company's Accountants. (a) The Company shall use its reasonable efforts to cause to be delivered to Parent two comfort letters from Deloitte and Touche LLP, the Company's independent public accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Parent, in form and substance reasonably satisfactory to Parent.

          (b) The Company shall use its reasonable efforts to cause to be delivered to Parent a letter from Deloitte and Touche LLP, addressed to Parent and the Company, dated as of the Closing Date, stating that (i) Deloitte and Touche LLP concurs with management's conclusion that, as of such date, no conditions exist with respect to the Company which would preclude accounting for the Merger as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations and (ii) the basis for such a concurrence is Deloitte and Touche LLP's belief that the criteria for such accounting treatment have been met.

          SECTION 5.03. Letters of Parent's Accountants. (a)
Parent shall use reasonable efforts to cause to be delivered to the Company two comfort letters from Coopers &

Lybrand L.L.P., Parent's independent public accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to the Company, in the form customarily given to underwriters in securities offerings of Parent in the past.

          (b) Parent shall use its reasonable efforts to cause to be delivered to the Company a letter from Coopers & Lybrand L.L.P., addressed to the Company and Parent, dated as of the Closing Date, stating that (i) Coopers & Lybrand L.L.P. concurs with management's conclusion that, as of such a date, no conditions exist which would preclude accounting for the Merger as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations and (ii) the basis for such a concurrence is Coopers & Lybrand L.L.P.'s belief that the criteria for such accounting treatment have been met.

          SECTION 5.04. Access to Information; Confidentiality. The Company shall afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all its properties, books, contracts, commitments, personnel and records and, during such period, the Company shall make available to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Except as required by law, Parent will hold, and will cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any and all information received from the Company, directly or indirectly, in confidence, in accordance with the Secrecy Agreement dated as of July 15, 1996, between a subsidiary of Parent and the Company (as it may be amended from time to time, the "Confidentiality Agreement") and will agree to be bound thereby as if Parent had been a party thereto.

          SECTION 5.05. Reasonable Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this

Agreement and the Option Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid an action or proceeding by any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the Option Agreement or the consummation of the transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consum mate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Option Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement, the Option Agreement, the Stockholder Agreement or any other transactions contemplated by this Agreement, the Option Agreement or the Stockholder Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement and the Option Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Option Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement, the Option Agreement, the Stockholder Agreement and the other transactions contemplated by this Agreement, the Option Agreement or the Stockholder Agreement. Nothing in this Agreement shall be deemed to require Parent to dispose of any significant asset or collection of assets.

          (b) The Company shall give prompt notice to Parent of
(i) any representation or warranty made by it contained in this Agreement or the Option Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.02(a) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement or the Option Agreement.

          (c) Parent shall give prompt notice to the Company of
(i) any representation or warranty made by it or Sub contained in this Agreement or the Option Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.03(a) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement or the Option Agreement.

          SECTION 5.06. Stock Options. (a) It is acknowledged that, by virtue of this Agreement and the transactions contemplated hereby, terms of the Company's stock option plans (collectively, the "Stock Option Plans") provide for the acceleration prior to the Effective Time, and the expiration as of the Effective Time, of each unexercised option to purchase shares of Company Common Stock ("Stock Options") granted thereunder. The Parent Common Stock to be issued in the Merger in exchange for shares of Company Common Stock issued upon exercise of the Stock Options shall contain an appropriate legend to permit the Surviving Corporation to recognize any applicable tax deductions to which it may be entitled upon the disposition of such shares.

          (b) All Stock Option Plans shall terminate as of the Effective Time and the provisions in any other Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of a Stock Option or any participant in any Stock Option Plan shall have any right thereunder to acquire any capital stock of the Company, Parent or the Surviving Corporation.

          (c) As soon as practicable following the date of this Agreement but in any event no later than 30 days prior to the Effective Time, the Company shall deliver to the holders of Stock Options appropriate notices describing the transactions contemplated by this Agreement and the effect consummation of those transactions will have on outstanding Stock Options. This notice shall meet the requirements of the notice contemplated by
Section 10(c) of the Company's 1996 Director Option Plan and
Section 13(c) of the Company's 1993 Option Plan.

          SECTION 5.07. Indemnification and Insurance. (a) From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to (i) each indemnification agreement currently in effect between the Company and each person who is or was a director or officer of the Company at or prior to the Effective Time and (ii) any indemnification provision under the Company's Restated Certificate of Incorporation or By-Laws as each is in effect on the date hereof (the persons to be indemnified pursuant to the agreements or provisions referred to in clauses
(i) and (ii) of this Section 5.07(a) shall be referred to as, collectively, the "Indemnified Parties"). The Certificate of Incorporation and By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's Restated Certificate of Incorporation and By-Laws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Party.

          (b) Without limiting the provisions of Section 5.07(a), after the Effective Time Parent will, to the fullest extent permitted under applicable law, indemnify and hold harmless each Indemnified Party against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent arising out of or pertaining to any action or omission at or prior to the Effective Time in his or her capacity as a director or officer of the Company arising out of or pertaining to the transactions contemplated by this Agreement (collectively, "Losses") for a period of six years after the Effective Time; provided, however, that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Party delivers to Parent a written notice asserting a claim for indemnification under this Section 5.07(b), then the claim asserted in such notice shall survive the sixth anniversary of the Effective Time until such time as such claim is fully and finally resolved. Each Indemnified Party shall give Parent prompt written notice of any such claim, action, suit, proceeding or investigation; provided that the failure to give such prompt notice shall not relieve Parent from any liability which it may have under this Section 5.07(b) unless Parent is actually prejudiced as a result. If any such claim, action, suit, proceeding or investigation shall have been brought against an Indemnified Party and if Parent shall have acknowledged in writing to the Indemnified Party that Parent will indemnify the Indemnified Party pursuant to this Section 5.07(b) for all Losses arising out of such claim, action, suit, proceeding or investigation, then Parent shall be entitled to participate therein, and to assume the defense thereof, and to settle and compromise any such claim, action, suit, proceeding or investigation (so long as the Indemnified Party is completely released and has no continuing obligations or prohibitions imposed on him or her). If Parent does not acknowledge its obligation to indemnify for all such Losses or does not elect to assume the defense, settlement or compromise thereof, in each case pursuant to the preceding sentence, then Parent shall nevertheless have the right to participate in the defense of any such claim, action, suit, proceeding or investigation and to consent in writing (not to be unreasonably withheld or delayed) to any settlement or compromise thereof, but such defense and any settlement or compromise thereof shall at all times be under the direction of the Indemnified Person. In the event of any such claim, action, suit, proceeding or investigation (i) any counsel retained by the Indemnified Parties must be reasonably satisfactory to Parent, and (ii) after the Effective Time, Parent will, subject to the second succeeding proviso, pay the reasonable fees and expenses of one such counsel for all Indemnified Parties (it being agreed that more than one such counsel may be retained and, subject to the second succeeding proviso, paid for by Parent if counsel for one of the Indemnified Parties reasonably concludes that conflicts of interest may exist), promptly after statements therefor are received; provided, that in the event that any Indemnified Party is not entitled to indemnification hereunder, any amounts advanced on his or her behalf shall be remitted to Parent; provided, however, that, notwithstanding the foregoing, Parent shall not be required to pay for separate counsel for the Indemnified Parties if Parent shall have acknowledged in writing to the Indemnified Party that Parent will indemnify the Indemnified Party pursuant to this
Section 5.07(b) for all Losses arising out of such claim, action, suit, proceeding or investigation unless an Indemnified Party reasonably concludes that conflicts of interest with Parent may exist, in which case clause (ii) shall apply without regard to this proviso.

          (c) This Section 5.07 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, Parent, the Surviving Corporation and the Indemnified Parties, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

          SECTION 5.08. Fees and Expenses. (a) All fees and expenses incurred in connection with the Merger, this Agreement and the Option Agreement and the transactions contemplated by this Agreement and the Option Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that expenses incurred in connection with printing and mailing the Proxy Statement and the Form S-4 shall be shared equally by Parent and the Company.

          (b) In the event that this Agreement is terminated by any party hereto pursuant to Section 7.01(b)(iv), the Company shall promptly, but in no event later than two days after the date of such termination, pay Parent a fee equal to $10 million in immediately available funds (the "Termination Fee"). If, at the time of any termination of this Agreement by any party hereto pursuant to Section 7.01(b)(i) (to the extent the Company has theretofore failed to hold the Stockholders Meeting in breach of its obligations under Section 5.01(b)), 7.01(b)(iii) or 7.01(c), a Takeover Proposal shall have been publicly announced and not publicly withdrawn and prior to the date 12 months following the date of the termination of this Agreement the Company shall either (x) consummate a Company Acquisition (as hereinafter defined) or (y) enter into a written Acquisition Agreement providing for a Company Acquisition, then the Company shall pay the Termination Fee in the case of clause (x) concurrently with the consummation of such Company Acquisition or in the case of clause (y) concurrently with the consummation of the transaction subject to such Acquisition Agreement (whether or not such transaction is consummated prior to the date 12 months following the date of the termination of this Agreement, but only in the event that such transaction subject to such Acquisition Agreement is in fact consummated); provided, however, that no Termination Fee shall be payable pursuant to this sentence if at the time the Agreement is terminated pursuant to Section 7.01(b)(i) or 7.01(b)(iii) the condition set forth in Section 6.03(d) shall not have been satisfied. The Company acknowledges that the agreements contained in this Section 5.08(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amounts due pursuant to this Section 5.08(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the amounts set forth in this Section 5.08(b), the Company shall pay to Parent its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 5.08(b) at the prime rate of Chase Manhattan Bank, N.A. in effect on the date such payment was required to be made. "Company Acquisition" shall mean any transaction or series of related transactions involving (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction or series of related transactions hold less than 60% of the equity interests in the surviving or resulting entity of such transaction or transactions (other than the transactions contemplated by this Agreement); (ii) a sale by the Company of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of 40% of the fair market value of the Company's business immediately prior to such sale; or (iii) the acquisition by any person or group (including without limitation by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of 40% or more of the then outstanding shares of capital stock of the Company.

          SECTION 5.09. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will, to the extent reasonably practicable, consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and the Option Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement and the Option Agreement shall be in the form heretofore agreed to by the parties.

          SECTION 5.10. Affiliates. (a) Prior to the Closing Date, the Company shall deliver to Parent a letter identifying all persons who are, in the Company's reasonable judgment, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. The Company shall use its reasonable efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto.

          (b) Parent shall use reasonable efforts to cause all persons who are, in Parent's reasonable judgment, "affiliates" of Parent for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations to comply with the fourth paragraph of Exhibit A hereto.

          SECTION 5.11. Stock Exchange Listing. To the extent Parent does not issue treasury shares in the Merger which are already listed, Parent shall use its reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger and under the Stock Option Plans to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date. The Company shall use reasonable efforts to cause the shares of Company Common Stock to be issued pursuant to the Option Agreement to be approved for trading on the NMS, subject to official notice of issuance, prior to their issuance pursuant to the Option Agreement.

          SECTION 5.12. Pooling of Interests. Each of the Company and Parent will use reasonable efforts to cause the transactions contemplated by this Agreement, including the Merger, to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such accounting treatment to be accepted by each of the Company's and Parent's independent public accountants, and by the SEC, respectively, and each of the Company and Parent agrees that it will voluntarily take no action that would cause (to its knowledge after consultation with its independent public accountants) such accounting treatment not to be obtained.

          SECTION 5.13. Stockholder Agreement Legend. The Company will inscribe upon any Certificate representing Subject Shares tendered by a Stockholder (as defined in the Stockholder Agreement) for such purpose the following legend: "THE SHARES OF COMMON STOCK, PAR VALUE $.001 PER SHARE, OF BIOPSYS MEDICAL, INC. REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDER AGREEMENT DATED AS OF MAY 21, 1997, AND ARE SUBJECT TO THE TERMS THEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF BIOPSYS MEDICAL, INC.".

          SECTION 5.14. Tax Treatment. Each of Parent and the Company shall not take any action and shall not fail to take any action which action or failure to act would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, and each shall use reasonable efforts to obtain the opinions of counsel referred to in Section 6.03(c).

                           ARTICLE VI

                       Conditions Precedent

          SECTION 6.01. Conditions to Each Party's Obligation to
Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Company
     Common Stock.

          (b) NYSE Listing. The shares of Parent Company Stock issuable to the Company's stockholders pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent juris diction or other legal restraint or prohibition (collectively, "Restraints") preventing the consummation of the Merger shall be in effect.

          (e) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          SECTION 6.02. Conditions to Obligations of Parent and
Sub. The obligations of Parent and Sub to effect the Merger are further subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct (other than the representations in Sections 3.01(c) and 3.01(d), which shall be true and correct in all material respects) on and as of the Closing Date except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date, which shall remain true and correct (other than the representations in Sections 3.01(c) and 3.01(d), which shall be true and correct in all material respects) as of such particular date, with the same force and effect as if made on and as of the Closing Date, except in such cases (other than the representations in Sections 3.01(c) and 3.01(d)) where the failure to be so true and correct would not have a material adverse effect on the Company.

          (b) Performance of Obligations of the Company. The
     Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c) Letters from Company Affiliates. Parent shall have received from each person named in the letter referred to in
     Section 5.10(a) an executed copy of an agreement substantially in the form of Exhibit A hereto.

          (d) No Governmental Litigation. There shall not be pending any suit by, action by or proceeding by any Governmental Entity, (i) seeking to place limitations on the ownership of shares of Company Common Stock (or shares of common stock of the Surviving Corporation) by Parent or Sub or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company, (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or any of Parent's subsidiaries of any material portion of any business or of any assets of the Company, Parent or any of Parent's subsidiaries, or to compel the Company, Parent or any of Parent's subsidiaries to dispose of or hold separate any material portion of any business or of any assets of the Company, Parent or any of Parent's subsidiaries, as a result of the Merger or (iii) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company.

          (e) No Material Adverse Change. At any time on or after the date of this Agreement there shall not have occurred any material adverse change in the Company (or, if one shall have occurred, it shall have been cured).

          (f) Pooling Letters. Parent and the Company shall have received letters, respectively, from Coopers & Lybrand L.L.P. and Deloitte and Touche LLP, dated as of the Closing Date, addressed to Parent and the Company, stating in substance the matters to be stated by Coopers & Lybrand L.L.P. and Deloitte and

     Touche LLP pursuant to Sections 5.03(b) and 5.02(b), respectively.

          SECTION 6.03. Conditions to Obligation of the Company.
The obligation of the Company to effect the Merger is further subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Sub contained in this Agreement shall be true and correct (other than the representations in Section 3.02(b), which shall be true and correct in all material respects) on and as of the Closing Date except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date, which shall remain true and correct (other than the representations in Section 3.02(b), which shall be true and correct in all material respects) as of such particular date, with the same force and effect as if made on and as of the Closing Date, except in such cases (other than the representations in Section 3.02(b)) where the failure to be so true and correct would not have a material adverse effect on Parent.

          (b) Performance of Obligations of Parent and Sub.
     Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

          (c) Tax Opinions. The opinions of Wilson Sonsini Goodrich & Rosati, counsel to the Company, and Cravath, Swaine & Moore, counsel to Parent, shall be delivered to the Company and Parent, respectively, in form and substance reasonably satisfactory to the Company and Parent. In rendering each such opinion, counsel shall be entitled to rely upon (and Parent, Sub and the Company shall make) customary representations reasonably requested by counsel. The opinions shall be dated on the date that is two business days prior to the Proxy Statement is first mailed to stockholders of the Company and shall not have been withdrawn or modified in any material respect.

          (d) No Material Adverse Change. At any time on or after the date of this Agreement, there shall not have occurred any material adverse change in Parent (or, if one shall have occurred, it shall have been cured).

          SECTION 6.04. Frustration of Closing Conditions. None of the Company, Parent or Sub may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.05.


                           ARTICLE VII

                Termination, Amendment and Waiver

          SECTION 7.01. Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company:

          (a) by mutual written consent of Parent, Sub and the Company;

          (b) by either Parent or the Company:

               (i) if the Merger shall not have been consummated by December 31, 1997 for any reason; provided, however, that the right to terminate this Agreement under this
          Section 7.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a wilful and material breach of this Agreement;

               (ii) if any Restraint having any of the effects set forth in Section 6.01(d) shall be in effect and shall have become final and nonappealable;

               (iii) if the Stockholder Approval shall not have been obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;
          or

               (iv) if, during the Applicable Period, the Board of Directors of the Company has made the determination referred to in the penultimate sentence of Section 4.02(b); provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.01(b)(iv) unless and until three business days have elapsed following delivery to Parent of a Notice of Superior Proposal with respect to a Superior Proposal by the Board of Directors of the Company, and no later than two days thereafter the Company pays to Parent the amounts specified under Section 5.08(b) pursuant to the terms of such Section 5.08(b).

               (c) by Parent if (i) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of the Merger or this Agreement or failed to reconfirm its recommendation within 15 business days after a written request to do so, or approved or recommended any Takeover Proposal or (ii) the Board of Directors of the Company shall have resolved to take any of the foregoing actions;

               (d) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any such representation or warranty or Parent shall have become inaccurate, in either case such that the conditions set forth in Section 6.03(a) or Section 6.03(b), as the case may be, would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through the exercise of its reasonable efforts, then (i) the Company may not terminate this Agreement under this Section 7.01(d) with respect to a particular breach or inaccuracy prior to or during the 45-day period commencing upon delivery by the Company of written notice to Parent describing such breach or inaccuracy, provided Parent continues to exercise reasonable efforts to cure such breach or inaccuracy and (ii) the Company may not, in any event, terminate this Agreement under this Section 7.01(d) if such inaccuracy or breach shall have been cured in all material respects during such 45-day period; and, provided further that the Company may not terminate this Agreement pursuant to this Section 7.01(d) if it shall have wilfully and materially breached this Agreement; or

               (e) by Parent, upon a breach of any
          representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any such representation or warranty of the Company shall have become inaccurate, in either case such that the conditions set forth in Section 6.02(a) or Section 6.02(b), as the case may be, would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided, that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company through the exercise of its reasonable efforts, then (i) Parent may not terminate this Agreement under this Section 7.01(e) with respect to a particular breach or inaccuracy prior to or during the 45-day period commencing upon delivery by Parent of written notice to the Company describing such breach or inaccuracy, provided the Company continues to exercise reasonable efforts to cure such breach or inaccuracy and (ii) Parent may not, in any event, terminate this Agreement under this Section 7.01(e) if such inaccuracy or breach shall have been cured in all material respects during such 45-day period; and, provided further that Parent may not terminate this Agreement pursuant to this Section 7.01(e) if it shall have wilfully and materially breached this Agreement.

          SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of the last sentence of Section 5.04, Section 5.08, this Section
7.02 and Arti cle VIII and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agree ments set forth in this Agreement.

          SECTION 7.03. Amendment. This Agreement may be amended by the parties hereto at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso of Section 7.03, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


                           ARTICLE VIII

                        General Provisions

          SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          SECTION 8.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

              if to Parent or Sub, to:

                   Johnson & Johnson
                   One Johnson & Johnson Plaza
                   New Brunswick, NJ 08933

                   Attention: Michael H. Ullmann

                   with a copy to:

                   Cravath, Swaine & Moore
                   Worldwide Plaza
                   825 Eighth Avenue
                   New York, NY 10019

                   Attention:  Robert I. Townsend, III, Esq.

              if to the Company, to:

                    Biopsys Medical, Inc.
                    3 Morgan
                    Irvine, CA 92618

                    Attention: Steven L. Gex
                    with a copy to:

                    Wilson Sonsini Goodrich & Rosati
                    650 Page Mill Road
                    Palo Alto, CA 94304

                    Attention:  Casey McGlynn, Esq.
                                Christopher D. Mitchell, Esq.
                                Marty Korman, Esq.

          SECTION 8.03. Definitions. For purposes of this
Agreement:

          (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (b) as it relates to the Company, "knowledge" means, with respect to any matter in question, that any of the Chief Executive Officer, Chief Financial Officer or Vice President of Medical Affairs of the Company has actual knowledge of such matter, and as it relates to Parent, the term "knowledge" means, with respect to any matter in question, that any of the Chief Executive Officer, Chief Financial Officer or General Counsel of Parent has actual knowledge of such matter;

          (c) "material adverse change" or "material adverse effect" means, when used in connection with the Company or Parent, any change or effect that is, or is almost certainly to be within three months, materially adverse to the business, properties, assets or financial condition of either the Company or Parent and its subsidiaries, taken as a whole, as the case may be; provided, however, that (i) any adverse change or effect that is proximately caused by conditions affecting the economy or securities markets generally shall not be taken into account in determining whether there has been or would be a "material adverse change" or a "material adverse effect" on or with respect to such entity, (ii) any adverse change or effect that is proximately caused by conditions affecting any industry in which the entity competes shall not be taken into account in determining whether there has been or would be a "material adverse change" or a "material adverse effect" on or with respect to the entity and (iii) any adverse change or effect resulting from those items set forth on Schedule 8.03 of the Company Disclosure Schedule shall not be taken into account in determining whether there has been or would be a "material adverse change" or a "material adverse effect" on or with respect to the Company;

          (d) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

          (e) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indi rectly by such first person.

          SECTION 8.04. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When ever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          SECTION 8.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Option Agreement, the Stockholder Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, the Option Agreement, the Stockholder Agreement and the Confidentiality Agreement and (b) except for the provisions of
Article II, Section 5.06 and Section 5.07, are not intended to confer upon any person other than the parties any rights or remedies.

          SECTION 8.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          SECTION 8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 8.09. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the partes shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of Delaware or a Delaware state court.

          SECTION 8.10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                              JOHNSON & JOHNSON,

                              by /s/ William C. Weldon
                                -------------------------------
                                Name:  William C. Weldon
                                Title:


                              PALISADES MERGER CORP.,

                                by /s/ Michael Ullmann
                                  -----------------------------
                                  Name:  Michael Ullmann
                                  Title:


                              BIOPSYS MEDICAL, INC.,

                                by /s/ Steven L. Gex
                                  -----------------------------
                                  Name:  Steven L. Gex
                                  Title: President and CEO

                                                                  EXHIBIT A
                                                    TO THE MERGER AGREEMENT





                          Form of Affiliate Letter

Dear Sirs:

          The undersigned, a holder of shares of common stock, par value $.001 per share ("Company Common Stock"), of Biopsys Medical, Inc., a Delaware corporation (the "Company"), acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC") and may be deemed an "affiliate" of the Company for purposes of qualifying the Merger (as defined below) for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, although nothing contained herein should be construed as an admission of either such fact. Pursuant to the terms of the Agreement and Plan of Merger dated as of May 21, 1997, among Johnson & Johnson, a New Jersey corporation ("Parent"), Palisades Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and the Company, Sub will be merged with and into the Company (the "Merger"), and in connection with the Merger, the undersigned is entitled to receive common stock, par value $1.00 per share ("Parent Common Stock"), of Parent.

          If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the Parent Common Stock received by the undersigned in exchange for any shares of Company Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that Parent will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of Parent Common Stock by the undersigned.

          The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign or transfer any of the Parent Common Stock received by the undersigned in exchange for shares of Company Common Stock in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act,

(ii) in conformity with the volume and other limitations of Rule 145 or
(iii) in a transaction which, in the opinion of the general counsel of Parent or other counsel reasonably satisfactory to Parent (it being expressly agreed that Wilson Sonsini Goodrich & Rosati shall be considered reasonably satisfactory for all purposes under this Agreement) or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

          The undersigned hereby further represents to and covenants with Parent that the undersigned has not, within the 30 days prior to the Closing Date, sold, transferred or otherwise disposed of any shares of Company Common Stock held by the undersigned and that the undersigned will not sell, transfer or otherwise dispose of any Parent Common Stock received by the undersigned in connection with the Merger until after such time as results covering at least 30 days of post-Merger combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations, except as would not otherwise reasonably be expected to adversely affect the qualification of the Merger as a pooling-of-interests.

          In the event of a sale or other disposition by the undersigned of Parent Common Stock pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto (or other reasonably satisfactory documentation evidencing compliance with Rule 145) and the opinion of counsel or no-action letter referred to above. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Parent Common Stock disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, Parent shall cause the transfer agent to effectuate the transfer of the Parent Common Stock sold as indicated in such letter.

          Parent covenants that it will take all such actions as may be reasonably available to it to permit the sale or other disposition of Parent Common Stock by the undersigned under Rule 145 in accordance with the terms thereof.

          The undersigned acknowledges and agrees that the legends set forth below will be placed on certificates representing Parent Common Stock received by the undersigned in connection with the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from counsel reasonably satisfactory to Parent to the effect that such legends are no longer required for purposes of the Securities Act.

          There will be placed on the certificates for Parent Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

          "The shares represented by this certificate were issued pursuant to a business combination which is being accounted for as a pooling of interests, in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The shares may not be sold, pledged or otherwise transferred (i) until such time as Johnson & Johnson shall have published financial results covering at least 30 days of combined operations after the Effective Time and (ii) except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

          The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Common Stock and (ii) the receipt by Parent of this letter is an inducement to Parent's obligations to consummate the Merger.


                                      Very truly yours,



Dated:

                                                                    ANNEX I
                                                               TO EXHIBIT A

[Name]                                                               [Date]


          On ,                      the undersigned sold the securities
of Johnson & Johnson ("Parent") described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of Palisades Merger Corp., a Delaware corporation, with and into Biopsys Medical, Inc.

          Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph
(e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

          The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.


                                              Very truly yours,





         [Space to be provided for description of the Securities.]